Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 15, 2010 relating to the consolidated financial statements of AmTrust Financial Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

New York, New York
May 19, 2010